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                                                                    Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the YuniNetworks, Inc. 1999 Equity Incentive Plan of our report dated April 17, 2000, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation, included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2000, filed with the Securities and Exchange Commission.



                                                     /s/  Ernst & Young LLP


July 13, 2000
San Diego, California